UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

MESON CAPITAL PARTNERS LLC

MESON CAPITAL PARTNERS LP

RYAN J. MORRIS

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

GLOBAL UNDERVALUED SECURITIES FUND, LTD.

KLEINHEINZ CAPITAL PARTNERS, INC.

KLEINHEINZ CAPITAL PARTNERS LDC

JOHN B. KLEINHEINZ

BOSTON AVENUE CAPITAL LLC

CHARLES M. GILLMAN

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CONCERNED INFUSYSTEM STOCKHOLDERS ANNOUNCE FAVORABLE ISS RECOMMENDATION

ISS Recommends InfuSystem Stockholders Vote the WHITE card to Call Special Meeting to Remove

Board of Directors

Concerned InfuSystem Stockholders Believe a Full And Fair Election As Soon As Possible is in The Best

Interest of Stockholders

SANTA MONICA, California—March 1, 2012—Meson Capital Partners, LLC, Boston Avenue Capital, LLC and the Global Undervalued Securities Master Fund, LP (the “Concerned InfuSystem Stockholders”) announce that on February 28, 2012, ISS—the nation’s leading independent proxy advisory firm—recommended that its clients consent on the WHITE card to call a special meeting of InfuSystem stockholders. ISS’ analyses are followed by hundreds of major institutional investment firms, mutual and pension funds and other fiduciaries.

The Concerned InfuSystem Stockholders also announce that as of February 29, 2012, it had submitted agent designations on behalf of 11,699,426, or 54.85%, of the Company’s total outstanding shares to the Company to call a special meeting with the purpose of changing the entire board of directors. The Concerned InfuSystem Stockholders thank stockholders for their participation and support in this first step of a two-step democratic process.

“We believe this strong stockholder support for the special meeting to replace the board indicates that holders of a majority of the Company’s shares lack confidence in the Company’s current board and its ability to reflect such holders’ interests,” said Ryan Morris, Managing Member of Meson Capital. “We urge stockholders to resist the Company’s attempts to divert stockholders’ attention and not to revoke their consents to call a special meeting. We believe it is clearer than ever that a timely full and fair election is necessary to ensure that the best interests of the stockholders are appropriately represented. We welcome the special meeting at the earliest possible date.”

Investor Contact:

Ryan J. Morris

Managing Partner

Meson Capital Partners LLC

rmorris@mesoncapital.com

607-216-8905

The Definitive Proxy Statement of the Concerned InfuSystem Stockholders’ Solicitation to call a Special Meeting of Stockholders is publicly available at no charge through the website of the Securities and Exchange Commission at http://www.sec.gov. The Definitive Proxy Statement was mailed to stockholders on or about February 2, 2012.